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Oshkosh Corporation
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Oshkosh Corporation Investor Presentation – Update January 2012

Forward-Looking Statements This presentation contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this presentation, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the expected level and timing of DoD procurement of products and services and funding thereof, including the impact of the DoD’s allocation of certain tires which will restrict and delay certain FHTV sales; risks related to reductions in government expenditures in light of U.S. defense budget pressures and an uncertain DoD tactical wheeled vehicle strategy; the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, especially during periods of global economic uncertainty, lower municipal spending and tight credit markets; the Company’s ability to produce vehicles under the FMTV contract at targeted margins; the duration of the ongoing global economic weakness, which could lead to additional impairment charges related to many of the Company’s intangible assets and/or a slower recovery in the Company’s cyclical businesses than equity market expectations; the potential for the U.S. government to competitively bid the Company’s Army and Marine Corps contracts; the consequences of financial leverage, which could limit the Company’s ability to pursue various opportunities; increasing commodity and other raw material costs, particularly in a sustained economic recovery; the ability to pass on to customers price increases to offset higher input costs; risks related to costs and charges as a result of facilities consolidation and alignment, including that anticipated cost savings may not be achieved; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the Company’s products; risks related to production or shipment delays arising from quality or production issues; risks associated with international operations and sales, including foreign currency fluctuations and compliance with the Foreign Corrupt Practices Act; the potential for increased costs relating to compliance with changes in laws and regulations; risks related to disruptions in the Company’s distribution networks; risks related to a proxy fight and other actions of activist shareholders; and the Company’s ability to successfully execute on its strategic road map and meet its long-term financial goals. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K filed November 16, 2011. The Company assumes no obligation, and disclaims any obligation, to update information contained in this presentation. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all. All operating results included in this presentation reflect results from continuing operations only. Additional Important Information This presentation contains quotes from certain previously published material. Consent of the author and publication has not been obtained to use the material as proxy soliciting material. 2

Oshkosh: Global Leader in Specialty Vehicles Oshkosh is a global leader in specialty vehicles with a strong performance record 98% of sales are represented by the #1 brands in their respective markets Over the past three years, we generated annualized TSR of 44.9% Over the past 15 years, we generated annualized TSR of 18.5% -- well in excess of the 5.9% annualized return of the S&P 500 During an unprecedented downturn in our end markets, we have taken action Won the M-ATV contract, which resulted in $5.8 billion of additional revenues and enabled us to pay down over $2 billion in debt since March 31, 2008 Increased market share, becoming #1 supplier at TACOM (the main buyer of ground vehicles) Cut approximately $200 million of costs in fiscal 2009, and reduced manufacturing facilities by 20% since 2008 Our independent board continues to implement change to strengthen our business Overwhelmingly independent; five new directors / nominees in past two years Initiated the MOVE strategy to deliver significant shareholder value Strengthened corporate governance and set prudent compensation practices Encouraged management to maintain an open dialogue with Mr. Icahn and all shareholders 3

Who is Oshkosh? Our leading brands and businesses Our responses to recent challenges Our Board took action Our MOVE Strategy How MOVE will deliver value to our shareholders Independent and well-qualified Strong new directors have recently been added Strong governance practices Prudent compensation practices Background of discussions with Mr. Icahn Our nominees are the right team to deliver value to all Oshkosh shareholders Agenda Overview of Oshkosh Oshkosh’s MOVE Strategy Oshkosh’s Board and Corporate Governance Carl Icahn’s Proxy Fight 4

Overview of Oshkosh 5

Oshkosh Corporation Moves the World at Work DEFENSE ACCESS EQUIPMENT FIRE & EMERGENCY COMMERCIAL 6

Company Facts Incorporated in 1917 Listed on NYSE (Ticker: OSK) Employees: 13,100 FY11 Revenue: $7,585 million FY11 Operating Income: $501 million FY11 ROIC: 14.5%1 Market Capitalization: $1.9 billion 9/30/2011 Net Debt: $632 million Segment End Market Overview Access equipment Rental companies, construction contractors and towing and recovery operators Defense Department of Defense and foreign militaries Commercial Commercial and municipal waste haulers, concrete ready-mix industry, construction contractors and equipment dealers Fire & Emergency Fire departments, airports, broadcast networks, medical centers and service providers, police departments and other government agencies Who is Oshkosh? 1 Return on invested capital calculation defined as tax-effected annual earnings before interest and taxes divided by average annual invested capital. Invested capital includes book value of debt plus book value of equity less cash. See Additional Information. Source: Oshkosh fiscal 2011 Form 10-K and market data as of 05-Dec-2011. Note: Please refer to Oshkosh Form 10-K for a full listing of products 7

A Portfolio of Industry Leading Brands1 GLOBAL RANK Access Equipment #1 Fire Apparatus #1 Airport Products #1 THE AMERICAS RANK Concrete Mixers / Batch Plants #1 Refuse Collection Vehicles #1 98% of our sales are represented by the #1 brands in their respective markets “Since acquiring Pierce in 1996, Oshkosh has helped the nameplate grow into the dominant fire truck manufacturer in the United States with roughly 40% market share” - Morningstar, 26-Oct-2011 Tactical Wheeled Vehicles2 #1 Broadcast Vehicles #1 1 Company estimates 2 The leading supplier of heavy, medium and MRAP vehicles for the U.S. Armed Forces 8

Source: IBES Consensus Estimates and Company Filings and market data as of 05-Dec-2011. Total shareholder return CAGRs from 30-Sep-1996 to 05-Dec-2011 and Oshkosh revenue figures represent results from continuing operations per fiscal years ending 30-Sep-1996 through 30-Sep-2011. All Peers include: Alliant Techsystems, BAE Systems, Ceradyne, Cummins, Dover, Federal Signal, Force Protection, General Dynamics, Manitowoc Company, Navistar, Northrop Grumman, PACCAR, Raytheon and Terex. 9 Successfully Responding to Changing Market Conditions OSK 18.5% All Peers 10.5% S&P 500 5.9% OSK (3 yrs) 44.9% Total Shareholder Return (CAGRs) since 1996 Total Shareholder Return (CAGR) Over Last 3 Years $0.4 $0.7 $0.9 $1.2 $1.3 $1.4 $1.6 $1.8 $2.1 $2.7 $3.2 $6.2 $6.9 $5.3 $9.8 $7.6 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 Indexed Total Return Oshkosh Revenue (in Billions) Oshkosh Corp All Peers S+P 500 140% 350% 1,248%

SG&A relative to Sales Oshkosh Corp1: 7.1% Peer group2: 9.4% Increased SG&A efficiency during downturn Oshkosh Corp3: 5.0% Peer group2: 11.8% ISS Comp group4: 11.2% Oshkosh Operates More Efficiently than Peers ATK CRDN CMI DOV FSS FRPT GD MTW NAV NOC PCAR RTN TEX 8.4% 15.2% 11.2% 23.8% 21.3% 13.3% 4.5% 14.1% 11.8% 7.1% 4.2% 6.5% 14.0% DHR CMI ETN PCAR PH 27.8% 11.2% 18.1% 4.2% 10.0% Oshkosh’s Corporate Headquarters - Oshkosh, WI 10 (Median from 2000 – 2010) (2010) Oshkosh Peers (SG&A as a % of sales in 2010): ISS 2011 Comparative Performance Peers (SG&A as a % of sales in 2010): Note: SG&A is adjusted to exclude R&D costs where applicable. ¹ All OSK data represents results from continuing operations. ² Peers include: Alliant Techsystems, Ceradyne, Cummins, Dover, Federal Signal, Force Protection, General Dynamics, Manitowoc Company, Navistar, Northrop Grumman, PACCAR, Raytheon and Terex. BAE is excluded because comparable SG&A data is not available. Data is calculated on a fiscal year basis for all companies. ³ OSK LTM SG&A as a percentage of sales is 6.8%; peer LTM data is unavailable due to R&D adjustments that are only disclosed on an annual basis. 4 ISS Comparative Performance Peers of the ISS report dated Feb-2011.

Prudent Capital Management and Stewardship Aggressively managed the Company’s balance sheet to weather downturn Reduced debt by $2.0 billion since March 31, 2008 Opportunistically invested to win business that created shareholder value M-ATV contract drove substantial profits over past two fiscal years Sustained new product development spending and organic global growth Leveraged capital by collaborating with partners Government investment supported FMTV bid Teamed with General Dynamics on bids in Canada; multiple teaming arrangements for sustainment contracts Top quartile in ROIC vs. peers in each of fiscal years 2010 and 2011 11 “[Our affirmation of Oshkosh's ratings] reflects the view that the company's pay down of debt over the last couple of years strengthened its balance sheet, providing flexibility to accommodate the contraction of its defense business and the anticipated on-going weakness in the fire & emergency and commercial segments... However, like the access equipment business, the company's commercial segment sales should benefit from the need to re-fleet due to age. Moody's expects the company's revenues, operating income, and free cash flow to remain pressured in 2012 but anticipates improvement in 2013.” - Moody's, December 2011

During the Recession, Our End Markets Have Faced Severe Headwinds The recession has had a disproportionately negative impact on Oshkosh’s end markets Defense Markets U.S. Defense budget remains unsettled, with spending reductions coming Global instability continues – several countries considering large TWV purchases Access Equipment Markets Multiple years of depressed demand Aging fleets and rising value of used equipment Fire & Emergency Markets Municipal budget pressures have resulted in historically low U.S. fire truck purchases; dipped further in fiscal 2011 Global opportunities, particularly in airports and China fire apparatus Commercial Markets Domestic concrete mixer and refuse collection markets are at unsustainably low levels Introduced CNG-powered vehicles to spur demand 12

With Unprecedented Trough Levels of Demand 1 Rolling four quarter sales Source: U.S. Census Bureau, Bloomberg, FAMA, TMMB –Truck Mixer Manufacturers Bureau and Moody’s Analytics Change Since Last Peak: (40)% 13 Challenges and Opportunities in Our End Markets (15)% (10)% (5)% 0% 5% 10% 15% 20% 25% FY 58 FY 63 FY 68 FY 73 FY 78 FY 83 FY 88 FY 93 FY 98 FY 03 FY 08 FY 13E 12 Years up 11 Years up 8 Years down 12 Years up 10 Years down ? Change Since Last Peak: (92)% Change Since Last Peak: (71)%

Our Board and Management Take Decisive Action Winning new business M-ATV and FMTV wins Developed L-ATV, a leading candidate for JLTV and Oshkosh’s entry into light tactical wheeled vehicle market Improving relative margins and market share of JLG versus next largest competitor Reducing costs Facility closures (20% since 2008), and approximately $200 million of cost reductions in fiscal 2009 Paying down debt dramatically, to provide capital to support our business Expanding globally where it makes sense BRICs, Middle East, Africa Divesting underperforming businesses where fair value is achievable Sold Geesink Norba Group and BAI Executing MOVE strategy 14

Responding to Market Opportunities: M-ATV Difficult Afghan terrain demands a more mobile, reliable product – and Oshkosh seized the opportunity Oshkosh delivered a new durable, survivable vehicle tailored to our customer’s extreme off-road-terrain mobility needs and won business against tough competition From concept to combat in eleven months Through September 30, 2011 $5.8 billion in sales at strong margins This incremental income helped drive $2.0 billion in debt reduction Continually upgraded the vehicle to meet evolving threats ...while saving the lives of American men and women “The last time an American industry moved from concept to full-rate military production in less than a year was World War II.“ Secretary Gates 12-Nov-2009 15

Increasing Market Share – #1 TACOM Contractor Oshkosh Defense ($ in billions) Source: TACOM FY09 – FY11 Cumulative Awards 16 ...From #3 / #4 in FY06 - FY08

Strengthening the Business – FMTV Contract Win1 Largest requirement of any TWV program 18,700 trucks and 8,000 trailers under contract Ramp up challenges Tripling of truck orders Orders ahead of price increases TDP and new contract language Profitable in Q1 FY12 Improved vehicle performance and quality Assures warm production line for future competitions ¹ Information stated as of January 6, 2012. 17 “Moreover, the company unseated the incumbent of the next-generation FMTV award in 2009, a testament to Oshkosh’s product quality and evidence that its core defense business remains intact.” - Morningstar, 22-Dec-2011

Building on Our JLG Platform Acquisition of JLG in December 2006 Part of strategy to diversify Potential to grow faster than GDP, expand margins and go global faster JLG has become integral to our business JLG was critical to M-ATV and other defense wins JLG has performed well in spite of unprecedented market declines Grown to 1.7 times the size of closest competitor(2) Eliminated the margin gap with closest competitor Operating income % of sales (last 12 months) (1) Source: Company share estimates. (2) Based upon Company estimates of access equipment sales. Company estimates JLG was 1.1x bigger at acquisition. Excludes purchase accounting amortization expense and non-cash impairment of goodwill and long -lived assets (3) 18

Efficiencies Through Collaboration Multiple strategic truck chassis purchasing agreements Sale of integrated chassis and body package Where appropriate, share distribution and cooperate in product development Multiple teaming arrangements to pursue Defense contracts Domestic and international TWV competitions Sustainment contracts – domestic and international Integration of Oshkosh TWV with another contractor's components; integration of Oshkosh components on another contractor’s TWV Multiple customer-supplier relationships Multiple joint ventures, particularly in international markets 19

Our MOVE Strategy 20

Oshkosh Board’s Comprehensive Review Facing historic demand pressures in our end markets in 2010, our Board initiated a comprehensive review of our business Scope of work went beyond annual strategic planning Retained leading globally-recognized consulting firm to assist in reviewing, analyzing and assessing our business, markets and competitive landscape Range of financial and strategic options considered as part of the review process Portfolio restructuring doesn’t add fair value at this time Significant potential upside from a recovery in the U.S. and global markets It is unlikely that a strategic buyer, a financial sponsor or public markets would fairly compensate Oshkosh’s shareholders today for that upside, or for operational improvement opportunities However, our Board remains open to evaluating reasonable and credible opportunities that create value for all shareholders Industrial logic of business model reaffirmed Oshkosh derives significant economic benefit from its scale, purchasing power and global reach #1 brands Progress rationalizing facilities and streamlining processes enhances the business model Developed the MOVE strategy, designed to respond to current challenges and position Oshkosh to capture outsized return when the markets recover Focuses on aggressively reducing costs, organic growth through innovation and going global – strategies Mr. Icahn agreed with 21

MOVE Strategy Capture full upside of economic recovery and market growth with strong focus on execution and conquest sales Continue to lead in innovation over the product life cycle Drive international growth in targeted geographies Optimize our cost and capital structure to provide value for customers and shareholders arket recovery and growth ptimize cost and capital structure alue innovation merging market expansion Mission Driven Culture 22

- Market Recovery and Growth Non-defense markets have significant upside potential M OSK Operating Income ($ millions) Approaching $500M opportunity in recovery * Prior Peak Operating Income: Access $363M – FY08, F&E $96M – FY07, Commercial $76M – FY07. ** FY11 Operating Income: Access $65M, F&E ($3M) excluding an impairment charge of $5M (GAAP operating loss was ($8M)), Commercial $4M. 23

Market Recovery and Growth Opportunities Access Equipment Industry continues to strengthen Encouraging market indicators: aging fleets and rising values Fire & Emergency Global opportunities despite U.S. municipal headwinds International airport growth Desire for technology in emerging markets (e.g. China) Recovering broadcast demand Commercial Domestic concrete mixer and refuse markets are at unsustainably low levels International markets represent strong opportunities Green energy efficient solutions continuing to grow 24

- Optimize Cost and Capital Structure Additional 250 bps operating income margin opportunity by FY16 through a combination of product, process and overhead improvements designed to lower our cost structure Plus absorption benefit from market recovery Cutting costs prudently without jeopardizing the lives of people who use our products or compromising the value of our brands Operating income margin goal in all OSK businesses Mid-single digits in current depressed markets Incrementally improved margins in an economic recovery Reduced manufacturing facility footprint by ~20% since 2008 Total annualized savings of $33 million expected by FY13 Debt reduction will continue to be an important part of our focus Building upon $2 billion debt reduction since March 31, 2008 Has reduced annual interest expense by $120 million Debt to total capital <40% at 9/30/11 O 25

- Value Innovation Deliver products with the innovations our customers need TAK-4® independent suspension system Key component on multiple future program opportunities Dash Cab Forward (CF) Expected to become 30% of Oshkosh fire truck sales CNG-powered vehicles Moving to 30%+ of Oshkosh RCV sales M-ATV The standard for high mobility IED protection L-ATV Delivers superior survivability and off-road mobility with the TAK-4® V Grow faster than our markets and expand margins 26

E - Emerging Market Expansion

- Oshkosh's net sales outside U.S. grew from 10% in FY10 to 17% in FY11
  - Goal of 30% within five years from organic expansion - $1 billion revenue opportunity
- Growth opportunities will come from multiple sources
  - Continued infrastructure build in Latin America
    - Brazil planning infrastructure investment of approximately $510 billion from 2011 to 2014; projects include
      - My House, My Life housing program
      - Preparation for 2014 World Cup and 2016 Olympic Games
        - Renovation projects at 11 airports
        - 12 new stadiums
    - OSK launched concrete mixer joint venture in Brazil in FY11
      - Mercosur mixer market estimated at 1,500-2,000 units[1]
  - Asia access equipment market is ~1/10th the size of the North American market
    - Industrial development and increased product penetration expected to drive ~30-40% CAGR in market size by FY16[1]
  - China planning to build ~70 new airports by 2020
  - Opportunities for more than 3,000 M-ATVs to Middle East militaries



30%
17%
10%
Target
FY10
FY11
% Sales Outside U.S.



Global Hotspots
Access
Defense
F&E
Commercial

[1] Source: Company estimates

MISSION DRIVEN: *To Move the World at Work*

OSHKOSH

27

Recent Third Party Perspectives “We applaud management’s decision to move forward with its “Move” strategy to reignite earnings growth.” - SunTrust, 1-Aug-2011 “OSK has a tough end market problem, not a management problem.” - OSK Top 10 shareholder, 29-Nov-2011 “We think Oshkosh offers a substantial value proposition as a stand-alone entity.” - Morningstar, 22-Dec-2011 28

Oshkosh’s Board and Corporate Governance 29

Oshkosh’s Independent Board – The Right Experience to Lead Oshkosh Independent oversight 12 of 13 directors are independent Separate, independent chairman New perspectives Five of Oshkosh’s independent directors have joined the Board since October 2010 with three new directors (one a nominee) added in the last six months Recognized as leaders in their respective fields The right experience for Oshkosh at the right time Two directors with direct experience with the Department of Defense Policy expertise, CEO and CFO experience, operational leadership Extensive experience leading M&A transactions Aggressive involvement Drove the strategic review that resulted in the MOVE strategy Continuously evaluating the needs and strengths of the Board 30

Oshkosh’s Board: Diverse and Proven Leadership with Investor, Financial and Executive Backgrounds Richard Donnelly Current Position: Advisor for Celerant Consulting Former Positions: Various positions at General Motors; RHJ International Michael Grebe Current Position: President / CEO of Lynde and Harry Bradley Foundation Former Position: Chairman, CEO and Partner at law firm Foley & Lardner Peter Hamilton Current Position: CFO of Brunswick Corp. Director at Spectra Energy and SunCoke Energy Former Position: CFO at Cummins Kathleen Hempel Current Position: Director at Whirlpool Corp. Former Position: CFO at Fort Howard Corp. Leslie Kenne Current Position: Independent consultant to businesses serving U.S. Department of Defense Former Position: Deputy Chief of Staff at Warfighting Integration at Pentagon Harvey Medvin Current Position: Director at Warranty Group Former Position: CFO at Aon Corp. 31

Oshkosh’s Board: Diverse and Proven Leadership with Investor, Financial and Executive Backgrounds Peter Mosling Current Position: Director at OSK Former Position: Various senior executive positions at Oshkosh Craig Omtvedt Current Position: Director at General Cable Former Position: CFO at Fortune Brands Oversaw spin-off at Fortune Brands Duncan Palmer Current Position: CFO at Owens Corning Former Position: Various positions at Royal Dutch / Shell Group John Shiely (nominee) Current Position: Directorships at Quad/Graphics, Scotts Miracle-Gro, and BMO Financial Corporation Previous Position: Chairman / CEO at Briggs & Stratton Richard Sim Current Position: Managing Partner of Iona Partners Former Position: President / CEO of APW, Ltd. and Chairman of Actuant Corporation Charles Szews Current Position: President & CEO of Oshkosh Former Position: COO; CFO of Oshkosh William Wallace Current Position: Independent consultant to businesses serving U.S. Department of Defense Former Position: Commanding General, TRADOC U.S. Army 32

New Additions to Oshkosh’s Board of Directors John Shiely (Nominee) Peter Hamilton Current Directorships: Quad/Graphics, Scotts Miracle-Gro, and BMO Financial Corporation Former Directorships: Marshall & Ilsley and Briggs & Stratton Corporation Experience as a CEO, directorships at publicly traded companies, legal and administrative experience Current Directorships: Spectra Energy and SunCoke Energy Current Role: CFO of Brunswick Corporation Expertise: Operations leadership, directorship, financial, legal and military Duncan Palmer Current Role: CFO at Owens Corning Former Roles: Executive positions at Shell Oil Experience in financial leadership positions, accounting, financial and international expertise Oshkosh has added new directors to the board in the past six months 33

New Additions to Oshkosh’s Board of Directors Lt. General Leslie Kenne General William Wallace Current Directorships: Harris Corporation and Unisys Corporation Former Position: Deputy Chief of Staff at Warfighting Integration at Pentagon Expertise: directorship, leadership and defense acquisition experience Military experience is critical to winning Department of Defense contracts Current Directorship: CACI International Former Position: Commanding General, TRADOC U.S. Army Expertise: directorship, leadership and industry knowledge 34

Oshkosh Embraces Strong Corporate Governance Directors are elected annually Director resignation policy if no majority vote in uncontested elections Separate CEO and Chairman Company bylaws mandate independent chairman Shareholders have the ability to call special meetings Directors can be removed without cause No supermajority vote requirements 35 Oshkosh is the only top 20 Defense contractor without any ethics violations

Management Incentives Aligned with Shareholders Overall compensation of top executives lower than that of peers CEO cash compensation at 25th percentile1 Named executive compensation targets 50th percentile or lower1 CEO Szews, based on his own recommendation, did not receive equity-based long-term incentive awards for two consecutive years Oshkosh has made recent changes in compensation practices: Adoption of clawback policy Limited amounts payable under new severance agreements CEO compensation restraint ¹ Based off of the companies included in the Towers Watson Executive Compensation Database. Wilson Jones , potential CEO successor, compensation above 50th percentile. 2 CEO compensation based on FY10 36 (in thousands) “. . . we are encouraged by insider ownership, as we think it helps align management wealth with long-term shareholder value.” - Morningstar, 22-Dec-2011

Mr. Icahn’s Proxy Contest 37

First notification of Icahn Group position in June 2011 filing, at 9.51% Built position using derivative securities Prior to day of filing, no contact from Icahn Group Oshkosh management initially met with Mr. Icahn or his representatives two times and held multiple calls During these meetings, Mr. Icahn noted some concerns, but provided no substantive ideas and made many statements in support of Oshkosh, its strategy and its management Mr. Icahn requested waiver on 27-Oct-2011 of Wisconsin business combination statute (designed to protect against takeover tactics not in the interests of all shareholders) to buy up to 14.9% or he would wage a proxy contest Oshkosh and the Icahn Group attempted to negotiate a solution that would maintain the statutory protections, but when a solution wasn’t reached, just days before the nominations deadline, Mr. Icahn said that he needed to get together a slate of directors Mr. Icahn launched his proxy contest on 04-Nov-2011 Mr. Icahn’s 13D Filing Oshkosh’s Management Meets With Icahn Mr. Icahn Scrambles to Select Directors 38 Interaction with the Icahn Group

On December 6, 2011, Mr. Icahn publicly supported a merger with Navistar We set a third meeting with Mr. Icahn to understand his statements to the press We asked Mr. Icahn for his analysis regarding a transaction with Navistar and, once again, he refused to provide us with any Oshkosh discussed with Mr. Icahn a potential director seat which would permit him to review the analyses we performed relating to our MOVE strategy and our comprehensive study of strategic alternatives Mr. Icahn instead upped his demand to buy 20% of the company and he still wanted disproportionate board representation On January 6, 2012, Mr. Icahn publicly suggested a transaction involving JLG At the same time, Mr. Icahn suggested Oshkosh aggressively seek acquisitions Interaction with the Icahn Group 39

Mr. Icahn’s Nominees Mr. Icahn’s slate is almost entirely comprised of employees and others with close personal ties to him Nominees who are current employees of Mr. Icahn or an Icahn entity: Daniel Ninivaggi: President and General Partner of Icahn Enterprises Vincent Intrieri: Senior Vice President of Icahn Enterprises and Senior Managing Director of Icahn Capital Samuel Merksamer: Investment analyst at Icahn Capital José Maria Alapont: CEO of Federal-Mogul (Icahn controlled company) A. B. Krongard is one of Mr. Icahn’s old college friends Five Icahn Group nominees are overboarded based on Oshkosh’s practices Mr. Gustafson ran two small fire truck companies that were subsequently purchased by private equity companies specializing in acquiring distressed assets 40

Mr. Icahn’s Directors Do Not Have Relevant Experience to Drive Long-term Shareholder Value 1 Former Executive Director of the CIA, and Counselor to the Director of Central Intelligence. Currently serves as Vice-Chair of the Johns Hopkins Health System. Note: * indicates directorship associated with an Icahn investment or entity. 41

- Mr. Icahn’s nominees have a mixed track record of delivering value on public company boards Mr. Icahn’s own investment vehicle, IEP, has had lackluster performance 1 month: (6.9)% 3 months: 0.1% 6 months: (15.3)% 1 year: 3.0% 3 years: (2.4)% 5 years: (57.5)% Motricity – Mr. Icahn provided the company an emergency $20 million loan in 9/2011 Mr. Icahn is the company’s largest shareholder with 15% ownership Mr. Icahn’s son and another affiliate of Icahn Enterprises are current directors of the company The Mixed Track Record of Mr. Icahn’s Director Nominees Source: Bloomberg as of 6-Jan-2012 Company Performance Upon Icahn Nominees’ Receiving a Board Seat (excluding healthcare companies) 42

Conclusion 43

The Oshkosh Board is the Right Team Oshkosh’s strong franchise is well positioned, despite end markets at historical low points In response to challenges in our end markets, the Company took, and continues to take, decisive action Oshkosh’s independent, experienced nominees are best suited to drive the strategic direction of the Company, navigate the current business challenges and deliver shareholder value Company has added five new directors / nominees in the past two years Mr. Icahn has not demonstrated a need for change or thoughtfully articulated what change should be made Sought to circumvent statute intended to protect all shareholders Efforts to displace qualified directors with his employees and friends could cause distractions and hinder recovery Shareholders should be wary of giving board representation to Mr. Icahn The Board is committed to act in the interests of ALL shareholders 44

Appendix 45

Director Bios From 1961 until his retirement in 1999, Mr. Donnelly held various positions with General Motors Corporation, a manufacturer of motor vehicles, including most recently as President and Group Executive of General Motors, Europe, a division of General Motors Corporation. Since July 2011, Mr. Donnelly has served as an advisor for Celerant Consulting, a business consulting firm based in London, England. From 2000 through September 2009, Mr. Donnelly served as an Industrial Partner at RHJ International, a Belgian private-equity holding company, where he was responsible for acquiring, managing and selling companies in RHJ International’s automotive supply portfolio. He is past Chairman of the Board of Niles Co., Ltd. of Japan, a global switch and sensor supplier, and Honsel International Technologies S.A. of Brussels, Belgium, a global supplier of light alloy castings. Mr. Donnelly is a past director of Asahi Tec Corporation, a Japanese casting company. Mr. Donnelly has served as our independent Chairman of the Board since our 2011 Annual Meeting of Shareholders Mr. Donnelly’s prior service as a director of our company, extensive experience in the automotive industry, expertise in motor vehicle manufacturing and supply markets, experience in the private equity industry with buying undervalued companies and selling such companies at a profit upon implementing strategic, positive changes and international experience bring our Board key knowledge and insight considering the markets that our company serves, the challenges that we face and our international growth objectives Richard M. Donnelly 46

Director Bios Mr. Grebe currently serves as President and Chief Executive Officer of the Lynde and Harry Bradley Foundation, a private foundation based in Milwaukee, a position he has held since 2002. Mr. Grebe was a partner practicing corporate law in the national law firm of Foley & Lardner LLP from 1977 until his retirement in 2002. Mr. Grebe also served as Chairman and Chief Executive Officer of Foley & Lardner LLP from 1994 until 2002 Mr. Grebe’s prior service as a director of our company including for several years as Presiding Director, his general legal expertise, his corporate governance experience, his management experience and his experience in politics bring our Board insight and guidance on governmental and regulatory matters that our company may face Michael W. Grebe 47

Director Bios Our Board of Directors appointed Mr. Hamilton to our Board of Directors on July 18, 2011. Mr. Hamilton currently serves as Senior Vice President and Chief Financial Officer of Brunswick Corporation, a leading global designer, manufacturer and marketer of recreational products, a position he has held since 2008. Mr. Hamilton served as Vice Chairman of the Board of Directors of Brunswick Corporation from 2000 until 2007, as Executive Vice President and Chief Financial Officer of Brunswick Corporation from 1998 to 2000, and as Senior Vice President and Chief Financial Officer of Brunswick Corporation from 1995 to 1998. Prior to joining Brunswick Corporation, Mr. Hamilton served in various positions at Cummins Inc., including Chief Financial Officer, General Counsel and Secretary. Prior thereto, Mr. Hamilton was a partner in a Washington, D.C. law firm, held a number of senior positions in the U.S. federal government and was an officer in the U.S. Navy. Mr. Hamilton is also a director of Spectra Energy Corp. and SunCoke Energy, Inc. Mr. Hamilton’s extensive experience serving in leadership positions with manufacturing companies, board of directors experience, accounting and financial expertise, including his service as a chief financial officer, general counsel and legal and military experience bring our Board knowledge and insight into overseeing and evaluating the management of our financial and strategic operations Peter B. Hamilton 48

Director Bios Ms. Hempel is the former Vice Chairman and Chief Financial Officer of Fort Howard Corporation, a manufacturer of paper and paper products, a position she held from 1992 until its merger into Fort James Corporation in 1997. Ms. Hempel joined Fort Howard Corporation in 1973 and served in various positions with progressively increasing responsibilities, including serving as Fort Howard Corporation’s Vice President—Human Resources. Ms. Hempel is also a director of Whirlpool Corporation. Ms. Hempel has previously served as a member of the board of directors of A.O. Smith Corporation, Fort Howard Corporation, Kennametal Inc., Actuant Corporation and Visteon Corp. Ms. Hempel’s prior service as a director of our company and prior public company board of directors experience, extensive experience in leadership positions in the manufacturing industry, experience in a multitude of areas including human resources management, accounting and finance, and international experience bring our Board knowledge and insight into overseeing the management of our company’s financial, administrative and strategic operations Kathleen J. Hempel 49

Director Bios Lt. Gen. (Ret.) Kenne is retired from the United States Air Force. Lt. Gen. (Ret.) Kenne currently acts as an independent consultant to various organizations and businesses serving the U.S. Department of Defense. She served as the Deputy Chief of Staff, Warfighting Integration at the Pentagon from 2002 until her retirement from the U.S. Air Force in 2003. Prior to that, she served as Commander, Electronic Systems Center at Hanscom Air Force Base from 1999 to 2002 and as the Deputy Director and later Director of the Joint Strike Fighter Program at the Pentagon from 1996 to 1999. During her 32-year career in the U.S. Air Force, Lt. Gen. (Ret.) Kenne served in three Pentagon staff positions and directed three major programs: the Low Altitude Navigation and Targeting Infrared System for Night Systems Program, the F-16 System Program and the Joint Strike Fighter Program. Lt. Gen. (Ret.) Kenne currently serves as a director of Harris Corporation and as a director of Unisys Corporation. She also serves as a director of SRI International, an independent, non-profit research institute in California Lt. Gen. (Ret.) Kenne’s distinguished military service, extensive experience in managing U.S. Department of Defense acquisition programs and knowledge of military project development programs bring our Board knowledge and insight into issues our company faces in dealing with key domestic and international customers in the defense industry, which is currently the largest single market sector our company serves Leslie F. Kenne 50

Director Bios Mr. Medvin served as Executive Vice President and Chief Financial Officer of Aon Corporation (and its corporate predecessor), a provider of risk management services and insurance brokerage, from 1982 until his retirement in 2003. He is a director of The Warranty Group, Inc. (a subsidiary of Onex Corporation) and a director of Schwarz Supply Source. Mr. Medvin is also a director of two non-profit organizations: NorthShore University Health System and Ravinia Festival Mr. Medvin’s prior service as a director of our company, extensive experience working in leadership positions in the risk management services and insurance industry, prior service as a chief financial officer and international experience bring our Board knowledge and insight into overseeing the management of risks by our company and monitoring its long-term financial performance Harvey N. Medvin 51

Director Bios Mr. Mosling was part of the founding family of Oshkosh. He served in various senior executive capacities during his employment with our company from 1969 through his retirement in 1994 Mr. Mosling’s prior service as an executive of our company and longstanding service as a director of our company, extensive experience in truck and vehicle manufacturing and knowledge of our company’s operations bring our Board continuity and knowledge and insight into our business cycles, corporate financial operations and strategic planning J. Peter Mosling, Jr. 52

Director Bios Mr. Omtvedt served as Senior Vice President and Chief Financial Officer for Fortune Brands, Inc., a leading consumer products company, from 2000 until October 2011. He will serve as an advisor to Beam Inc. during 2012. He had been with Fortune Brands since 1989 serving in various capacities, including: Director, Audit; Deputy Controller; Vice President, Deputy Controller and Chief Internal Auditor; Vice President and Chief Accounting Officer; and Senior Vice President and Chief Accounting Officer. Mr. Omtvedt previously served in financial positions of increasing responsibility at both The Pillsbury Company and Sears, Roebuck & Company. In addition, Mr. Omtvedt serves as a director and audit committee chair for General Cable Corp. and is a member of the Standard & Poor’s CFO Advisory Council. Mr. Omtvedt is also actively involved with the Boys & Girls Club of America, serving as a National Trustee Mr. Omtvedt’s prior service as a director of our company, extensive experience serving in financial management positions with consumer products manufacturing and retail companies, knowledge of audit practices and international experience bring our Board knowledge and insight into overseeing the management of our financial and strategic operations Craig P. Omtvedt 53

Director Bios Our Board of Directors appointed Mr. Palmer to our Board of Directors on July 18, 2011. Mr. Palmer currently serves as Senior Vice President and Chief Financial Officer of Owens Corning, a leading glass fiber company, a position he has held since September 2007. Prior to joining Owens Corning, Mr. Palmer spent 20 years at Royal Dutch / Shell Group with positions of increasing responsibility, most recently as Vice-President, Upstream Commercial Finance for Shell International Exploration and Production BV and Vice-President Finance Global Lubricants for the Royal Dutch Shell Group of Companies. Mr. Palmer also holds a Masters of Business Administration from the Stanford Graduate School of Business Mr. Palmer’s extensive experience serving in financial leadership positions with manufacturing and commodities companies, accounting and financial expertise, including his service as a chief financial officer, and international experience bring our Board knowledge and insight into overseeing and evaluating the management of our financial and strategic operations Duncan J. Palmer 54

Director Bios Our Board of Directors nominated Mr. Shiely for election to our Board of Directors on November 15, 2011. Mr. Shiely currently serves as Chairman Emeritus of Briggs & Stratton Corporation, a producer of air cooled gasoline engines for outdoor power equipment, served as Chairman until October 2010 and served as Chief Executive Officer until his retirement in December 2009. Prior to becoming Chief Executive Officer in 2001 and Chairman in 2003, Mr. Shiely worked for Briggs & Stratton Corporation in various capacities, including Vice President and General Counsel, Executive Vice President—Administration and President, after joining Briggs & Stratton Corporation in 1986. Mr. Shiely has served as a director of Quad/Graphics, Inc. since 1997, of The Scotts Miracle-Gro Company since 2007 and of BMO Financial Corporation since 2011. Mr. Shiely also previously served as a director of Marshall & Ilsley Corporation from 1999 until 2011 Mr. Shiely’s extensive experience as a chief executive officer of a publicly traded company in the manufacturing sector, his experiences as a director of various publicly traded companies, his legal and administrative experience and his experience with managing international business operations bring our Board knowledge and insight into overseeing and evaluating the management of our company. John S. Shiely 55

Director Bios Mr. Sim is currently the Managing Partner of Iona Partners LLC, a financial investment company. Additionally, Mr. Sim is a partner in Centaur Forge LLC, a distributor and manufacturer of farrier and blacksmith products, and a director of Rapid Air Systems Inc., a manufacturer of subsystems for the air bed mattress industry. From 1998 until 2003, Mr. Sim was Chairman, President and Chief Executive Officer of APW, Ltd., an electronics contract manufacturer Mr. Sim served as Chairman and a member of the board of directors of Actuant Corporation, a manufacturer of hydraulic equipment, from 1987 until 2002. Mr. Sim has also served on the boards of directors of Hein-Werner Corporation, Gehl Company, IPSCO, Inc. and Falcon Building Products Inc. Mr. Sim’s prior service as a director of our company, extensive experience serving in leadership positions with manufacturing companies, prior service as a director of a steel company (the largest commodity that our company purchases), prior service as a chief executive officer and international experience bring our Board knowledge and insight into overseeing and evaluating the management of our company Richard G. Sim 56

Director Bios Mr. Szews currently serves as our President and Chief Executive Officer, a position he has held since January 1, 2011. Mr. Szews joined our company in 1996 as Vice President and Chief Financial Officer. He was appointed Executive Vice President in 1997 and President and Chief Operating Officer in 2007. Prior to joining our company, Mr. Szews spent eight years at Fort Howard Corporation holding a series of executive positions. Prior to Fort Howard Corporation, Mr. Szews was an auditor with Ernst & Young serving in various offices and capacities over a ten-year period. Mr. Szews is also a director of Gardner Denver, Inc. where he serves on its audit committee Mr. Szews’ prior service as a director of our company, extensive experience in financial and audit matters and service as our Chief Operating Officer, our Chief Financial Officer and in various other senior executive positions with our company bring the Board knowledge and insight into our company’s global operations and a thorough understanding of our products and markets and our company’s dealings with our customers Charles L. Szews 57

Director Bios Gen. (Ret.) Wallace currently acts as an independent consultant to various organizations and businesses serving the U.S. Department of Defense. He served as the Commanding General of the U.S. Army Training and Doctrine Command from 2005 to 2008. Prior to that, he served as the Commanding General of the Joint Warfighting Center U.S. Joint Forces Command from 1999 to 2001, as Commanding General of the Fifth U.S. Corps in Germany and Iraq from 2001 to 2003, and as Commanding General of the U.S. Army Combined Army Center at Fort Leavenworth, Kansas from 2003 to 2005. During his almost 40-year career in the Army, he served in multiple roles and had diverse duties ranging from responsibility for the development and distribution of joint forces training policy and joint forces doctrine while serving at the Joint Warfighting Center to responsibility for managing the training efforts at 32 schools at 16 Army installations while serving at the U.S. Army Training and Doctrine Command. In both Vietnam and Iraq, Gen. (Ret.) Wallace led U.S. soldiers in combat. He currently serves as a director of CACI International Inc., a leading provider of a wide range of technology services for customers that include the U.S. Department of Defense and other federal government agencies Gen. (Ret.) Wallace’s distinguished military service, extensive experience in military command positions and knowledge of military operations bring our Board knowledge and insight into issues our company faces in dealing with key government customers such as the U.S. Department of Defense William S. Wallace 58

Additional Information 59

Oshkosh ROIC Calculation FYE 30-Sept FY10 FY11 Long-Term Debt (including current maturities) $1,302.3 $1,060.1 Plus: Oshkosh Corporation Shareholder’s Equity 1,326.6 1,596.5 Less: Cash and Cash Equivalents 339.0 428.5 Invested Capital 2011 $2,289.6 $2,228.1 Average Invested Capital $2,258.9 Operating Income $500.9 Tax Rate¹ 34.5% Operating Income After Tax $328.1 Implied ROIC 14.5% ¹ Tax rate per 2011 10-K filing. 60

Commonly Used Acronyms

ARFF	Aircraft Rescue and Firefighting	MECV	Modernized Expanded Capability Vehicle
AWP	Aerial Work Platform	MRAP	Mine Resistant Ambush Protected
CNG	Compressed Natural Gas	MSVS	Medium Support Vehicle System (Canada)
DoD	Department of Defense	MTT	Medium Tactical Truck
EAME	Europe, Africa & Middle East	NPD	New Product Development
EMD	Engineering & Manufacturing Development	OI	Operating Income
FHTV	Family of Heavy Tactical Vehicles	PLS	Palletized Load System
FMS	Foreign Military Sales	PUC	Pierce Ultimate Configuration
FMTV	Family of Medium Tactical Vehicles	RCV	Refuse Collection Vehicle
HEMTT	Heavy Expanded Mobility Tactical Truck	RFP	Request for Proposal
HET	Heavy Equipment Transporter	ROW	Rest of World
HEWATT	HEMTT-Based Water Tender	TACOM	Tank-automotive and Armaments Command
HMMWV	High Mobility Multi-Purpose Wheeled Vehicle	TAPV	Tactical Armor Protected Vehicle (Canada)
JLTV	Joint Light Tactical Vehicle	TDP	Technical Data Package
JPO	Joint Program Office	TFFT	Tactical Fire Fighting Truck
JROC	Joint Requirements Oversight Council	TPV	Tactical Protector Vehicle
JUONS	Joint Urgent Operational Needs Statement	TWV	Tactical Wheeled Vehicle
L-ATV	Light Combat Tactical All-Terrain Vehicle	UCA	Undefinitized Contract Action
LVSR	Logistic Vehicle System Replacement	UIK	Underbody Improvement Kit (for M-ATV)
M-ATV	MRAP All-Terrain Vehicle		

MISSION DRIVEN: *To Move the World at Work*

OSHKOSH

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